SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


          ------------------------------------------------------------



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       -------------------------------------------------------------------


       Date of Report (Date of earliest event reported): September 6, 2001








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)


               Florida                             0-24097                          59-3396369
    (State or other jurisdiction          (Commission File Number)                 (IRS Employer
          of incorporation)                                                     Identification No.)


                      450 South Orange Avenue                                  32801
                         Orlando, Florida                                   (Zip Code)
             (Address of principal executive offices)


       Registrant's telephone number, including area code: (407) 650-1000

Item 2.  Acquisition or Disposition of Assets.

         The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         Acquisition of Properties

         Between September 6, 2001 and September 17, 2001, the Company acquired, directly or through its subsidiaries, four Properties (including two Properties for which the Company is currently in satisfaction of conditions to acquisition under a venture formation agreement), each consisting of land and building. In connection with the purchase of these four Properties, the Company, as lessor, entered into or intends to enter into lease agreements with lessees. The hotels on two of the Properties are being renovated. In connection with these two Properties, the Company intends to enter into development services agreements with an Affiliate of the Advisor to renovate the hotels located on the Properties.

         The following table sets forth the location of the four Properties described above, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.







                              PROPERTY ACQUISITIONS
                From September 6, 2001 through September 17, 2001

Property Location                 Purchase     Date         Lease Expiration and        Minimum
 and Competition                  Price (1)   Acquired        Renewal Options      Annual Rent (2)          Percentage Rent
------------------------------   ----------  ----------   ------------------------ ------------------    ----------------------

Hilton (3) (4) (5)                  (4)          (4)           09/2006; five              (6)                      (6)
(the "Miami Airport Property")                                 five-year renewal
Hotel to be renovated                                          options

The Miami Airport Property
is   located   in   Miami,
Florida, within five miles
of the Miami International
Airport.   Other   lodging
facilities    located   in
proximity   to  the  Miami
Airport Property include a
Crowne  Plaza,  an Embassy
Suites, a Hotel Sofitel, a
Marriott, a Radisson and a
Wyndham.

Hilton (3) (4) (7)                  (4)          (4)           09/2006; five              (8)                      (8)
(the "Costa Mesa Property")                                    five-year renewal
Hotel to be renovated                                          options

The Costa Mesa Property is
located  in  Costa   Mesa,
California.  Other lodging
facilities    located   in
proximity   to  the  Costa
Mesa  Property  include  a
Crowne   Plaza,   a  Hyatt
Regency,  a  Courtyard  by
Marriott,  a  Radisson,  a
Sutton Place, Westin South
Coast  Plaza  and  another
Hilton.

Hilton Suites (3) (4) (9)           (4)          (4)           09/2006; five              (10)                     (10)
(the "Auburn Hills Property")                                  five-year renewal
Existing hotel                                                 options

The Auburn Hills  Property
is   located   in   Auburn
Hills,   Michigan.   Other
lodging facilities located
in proximity to the Auburn
Hills Property  include an
Embassy Suites,  a Holiday
Inn Select, a Courtyard by
Marriott,  a Hilton  and a
Marriott.



Property Location                   Purchase             Date           Lease Expiration and     Minimum
 and Competition                     Price (1)         Acquired            Renewal Options     Annual Rent (2)    Percentage Rent
--------------------------------   -------------    ---------------    --------------------- ---------------    ------------------

Embassy Suites (3) (4) (11)            (4)                (4)           09/2006; five               (12)               (12)
(the "Portland Downtown Property")                                      five-year renewal
Existing hotel                                                          options

The   Portland    Downtown
Property   is  located  in
Portland,   Oregon.  Other
lodging facilities located
in    proximity   to   the
Portland Downtown Property
include  a  Fifth   Avenue
Suites,  a Hechtman Hotel,
a  Marriott,  a  Paramount
Hotel, a Vintage Plaza and
a Westin Hotel.




FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired, and for the renovation Properties, once the buildings are renovated, is set forth below:

                                                     Estimated
         Property                                 Federal Tax Basis
         --------                                 -----------------

         Miami Airport Property                         $77,656,000
         Costa Mesa Property                             65,837,000
         Auburn Hills Property                           27,272,000
         Portland Downtown Property                      44,165,000

(2) Minimum annual rent for each of the Properties became or will become payable on the effective date of the lease.

(3) The tenant has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment, and routine capital items relating to the Property.

(4) The Company and Hilton Hotels Corporation intend to form a joint venture of which the Company will own a 70% interest and Hilton Hotels Corporation will own a 30% interest. The joint venture will own four
         Properties: the Miami Airport Property, the Costa Mesa Property, the Auburn Hills Property and the Portland Downtown Property. If the permanent financing does not close, and the Auburn Hills Property and the Portland Downtown Property are acquired by the joint venture, the Company will own a 63.5% interest in the joint venture and Hilton Hotels Corporation will own a 36.5% interest in the joint venture. The total cost of the four Properties is $237,700,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. It is the intent of the joint venture to secure permanent financing which will be secured by first mortgage liens on the four Properties. The acquisition of the Properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Airport Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property for $58,108,000. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton Hotels Corporation will convey ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture; simultaneously the Company will convey its ownership of the Miami Airport Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. At the same time, the joint venture anticipates closing on its loan from a financial institution in the amount of $122,000,000, bearing interest at a fixed rate equal to 230 basis points over the 10 year U.S. Treasury with a maturity date of September 2011. The loan will require monthly principal and interest payments assuming a 25 year amortization. In the event that there is a default under the terms of the venture formation agreement by Hilton Hotels Corporation after the Costa Mesa Property closing, then the Company shall have the option to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation for mandatory purchase by Hilton Hotels Corporation at a price equal to $136,608,000 plus $2 million and any actual closing costs. If there is a default by the Company then the Company shall pay to Hilton Hotels Corporation liquidated damages of $2 million. In the event any condition precedent under the venture formation agreement is not satisfied or waived after the closing of the acquisition of the Costa Mesa Property but before Hilton Hotels Corporation is required to contribute the Auburn Hills Property and the Portland Downtown Property to the joint venture, either party may terminate the venture formation agreement. In that event, Hilton Hotels Corporation would have the option to make a cash contribution to the joint venture in the amount of $46,582,400 ($8,000,000, plus an additional cash contribution for its joint venture interest in the amount of $38,582,400) in lieu of the hotels or contribute substitute hotels, subject to the approval of such substitute properties by the Company in it sole discretion. In the event Hilton Hotels Corporation elects neither of these options, or the Company does not approve any substitute property, the Company will have the right to sell the Miami Airport Property and the Costa Mesa Property to Hilton Hotels Corporation under the same terms as would apply in the case of a default by Hilton Hotels Corporation.

(5) The Property includes 500 guest rooms, multiple restaurants and lounges, a fitness center, a swimming pool, outdoor tennis courts, a business center and 30,000 square feet of meeting space.

(6) The tenant will pay the greater of $5,110,000 or a percentage of gross revenues of the Property for the applicable year.

(7) The Property includes 484 guest rooms, a restaurant and lounge, a fitness center, a swimming pool, a business center and over 46,000 square feet of meeting space.

(8) The tenant will pay the greater of $4,336,000 or a percentage of gross revenues of the Property for an applicable year.

(9) The Property includes 224 guest suites, a restaurant and lounge, a fitness center, a swimming pool, a business center and over 2,800 square feet of meeting space.

(10) The tenant will pay the greater of $1,966,000 or a percentage of gross revenues of the Property for an applicable year.

(11) The Property includes 276 guest suites, a restaurant, a fitness center, a swimming pool, a business center and 22,000 square feet of meeting space.

(12) The tenant will pay the greater of $2,850,000 or a percentage of gross revenues of the Property for an applicable year.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of hotels acquired.

                  See Index to Other Financial Statements on page 15.

         (b)      Pro forma financial information.

                  See Index to Pro Forma Financial Statements on page 6.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                         Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of June 30, 2001                                              8

    Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2001                   9

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000                     10

    Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2001
      and the year ended December 31, 2000                                                                11


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $648,633,665 in gross offering proceeds from the sale of 64,863,367 shares of common stock for the period from inception through June 30, 2001, and the application of such funds to purchase 25 properties, including two on which hotel properties are being constructed, to acquire an 89 percent interest in a limited liability company which owned one property as of June 30, 2001, to invest in CNL Hotel Investors, Inc. ("Hotel Investors") which owned seven properties as of June 30, 2001, to invest in a joint venture which owned one property as of June 30, 2001, on which a resort is being constructed, to redeem 403,607 shares of common stock pursuant to the Company's redemption plan, to acquire certain shares of 8% Class A Cumulative Preferred Stock and common stock of Hotel Investors and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $67,077,727 in gross offering proceeds from the sale of 6,707,773 additional shares for the period July 1, 2001 through September 17, 2001, and (iii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in a joint venture which owns one property that will be renovated, (c) to invest in a joint venture which will own four hotel properties and (d) fund estimated construction costs related to two properties under construction at June 30, 2001, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2001, includes the transactions described in (i) above from the historical balance sheet, adjusted to give effect to the transactions in
(ii) and (iii) above as if they had occurred on June 30, 2001.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 2001 and for the year ended December 31, 2000, includes the historical operating results of the properties described in (i) and (iii) above, from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2000, to
(B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. Additionally, the Unaudited Pro Forma Consolidated Statements of Earnings gives effect to the acquisition of certain shares of 8% Class A Cumulative Preferred Stock and common stock of Hotel Investors, which resulted in majority control and therefore consolidation of Hotel Investors at December 31, 2000. In June 2001, the Company acquired the remaining 29% interest of Hotel Investors, resulting in the Company owning 100% of Hotel Investors at June 30, 2001.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2001



                                                                       Pro Forma                  Hilton
                    ASSETS                            Historical      Adjustments               Acquisition         Pro Forma
                                                     -------------   --------------            --------------      -------------


Land, buildings and equipment on operating
    leases, net                                      $649,142,035     $34,318,051  (b)          $248,841,080    (e)  $932,301,166
Investment in unconsolidated subsidiary                 9,836,852      57,788,000  (c)(d)                 --           67,624,852
Cash and cash equivalents                              94,522,870         198,794  (a)(b)(c)(d)   (83,377,000 ) (e)    11,344,664
Restricted cash                                         5,875,618              --                          --           5,875,618
Receivables                                               710,544              --                          --             710,544
Prepaid expenses                                          493,578              --                          --             493,578
Loan costs, net                                         2,592,219              --                          --           2,592,219
Accrued rental income                                     683,074              --                          --             683,074
Other assets                                            9,487,972       3,018,498  (a)             (8,764,080 ) (e)     3,742,390
                                                    --------------  --------------              --------------     ---------------

                                                     $773,344,762    $ 95,323,343                $156,700,000      $1,025,368,105
                                                    ==============  ==============              ==============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgages payable and accrued interest                169,591,701              --                 122,000,000   (e)   291,591,701
Other notes payable                                    30,234,428      34,318,051   (b)                    --          64,552,479
Accounts payable and accrued expenses                   4,811,096              --                          --           4,811,096
Distributions  payable                                     84,211              --                          --              84,211
Due to related parties                                  2,059,259        (706,217 ) (a)                    --           1,353,042
Security deposits                                      17,808,576              --                          --          17,808,576
Rents paid in advance                                   2,259,054              --                          --           2,259,054
                                                    --------------  --------------              --------------     ---------------
       Total liabilities                              226,848,325      33,611,834                 122,000,000         382,460,159
                                                    --------------  --------------              --------------     ---------------

Minority interest                                              --              --                  34,700,000   (e)    34,700,000
                                                    --------------  --------------              --------------     ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                --              --                          --                  --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares               --              --                          --                  --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 68,497,660 shares, as                                   67,078   (a)                    --
       adjusted                                           644,797                                                         711,875
    Capital in excess of par value                    568,253,623      61,644,431   (a)                    --         629,898,054
    Accumulated distributions in excess of
       net earnings                                   (19,320,111 )            --                          --         (19,320,111 )
    Accumulated other comprehensive loss                 (258,756 )            --                          --            (258,756 )
    Minority interest distributions in excess of
       contributions and accumulated earnings          (2,823,116 )            --                          --          (2,823,116 )
                                                    --------------  --------------              --------------     ---------------
          Total stockholders' equity                  546,496,437      61,711,509                          --         608,207,946
                                                    --------------  --------------              --------------     ---------------

                                                     $773,344,762    $ 95,323,343                $156,700,000      $1,025,368,105
                                                    ==============  ==============              ==============     ===============




                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 2001




                                                                    Pro Forma                   Hilton
                                                Historical         Adjustments               Acquisition          Pro Forma
                                             ---------------     ---------------            -------------       -------------
Revenues:
    Rental income from operating leases        $ 30,123,681            $ 540,252   (1)             $   --       $ 30,663,933
    Hotel operating revenues                             --                   --               37,736,000 (9)     37,736,000
    FF&E reserve income                           2,855,850               63,443   (2)                 --          2,919,293
    Interest and other income                     1,936,032             (895,284 ) (3)                 --          1,040,748
                                             ---------------    -----------------          ---------------     --------------
                                                 34,915,563             (291,589 )             37,736,000         72,359,974
                                             ---------------    -----------------          ---------------     --------------

Expenses:
    Hotel operating expense                              --                   --               25,386,000 (9)     25,386,000
    Interest and loan cost amortization           7,070,327            2,725,000   (9)          1,850,000 (9)     11,645,327
    General operating and administrative          1,407,841                   --                       --          1,407,841
    Professional services                           137,861                   --                       --            137,861
    Asset management fees to
       related party                              1,614,985              543,358   (4)(9)              --          2,158,343
    Taxes                                           915,746                   --                       --            915,746
    Depreciation and amortization                 9,942,689             (908,100 ) (5)(9)       5,524,000 (9)     14,558,589
                                             ---------------    -----------------          ---------------     --------------
                                                 21,089,449            2,360,258               32,760,000         56,209,707
                                             ---------------    -----------------          ---------------     --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries After
    Deduction of Preferred Stock
    Dividends and Minority Interest              13,826,114           (2,651,847 )              4,976,000         16,150,267

Equity in Income/Loss of Unconsolidated
    Subsidiaries After Deduction of
    Preferred Stock Dividends                      (192,671 )           (518,614 ) (8)                 --           (711,285 )

Income Taxes                                             --              847,000   (9)           (847,000 )(9)            --

Cumulative effect of change in accounting
    principle                                            --              245,000   (9)           (245,000 )(9)            --

Minority Interest                                (1,045,999 )             46,135   (7)(9)              --           (999,864 )
                                             ---------------    -----------------          ---------------     --------------

Net Earnings                                   $ 12,587,444          $(2,032,326 )             $3,884,000       $ 14,439,118
                                             ===============    =================          ===============     ==============

Earnings Per Share of Common Stock (6):
    Basic                                         $    0.22                                                     $       0.23
                                             ===============                                                   ==============
    Diluted                                       $    0.22                                                     $       0.23
                                             ===============                                                   ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                     56,694,339                                                       63,402,112
                                             ===============                                                   ==============
       Diluted                                   60,363,679                                                       63,402,112
                                             ===============                                                   ==============

                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          Year ENDED December 31, 2000

                                               CNL
                                           Hospitality    CNL Hotel
                                            Properties,   Investors,
                                             Inc. and        Inc.
                                           Subsidiaries   Historical       Pro Forma               Hilton
                                            Historical        (7)         Adjustments           Acquisition         Pro Forma
                                           ------------- ------------   --------------         -------------     --------------

Revenues:
    Rental income from operating leases     $24,172,889  $13,231,100      $ 8,090,022   (1)             $   --       $ 45,494,011
    Hotel operating revenues                         --           --               --               76,417,000  (9)    76,417,000
    FF&E reserve income                       2,508,949      693,224          656,135   (2)                 --          3,858,308
    Dividend income                           2,780,063           --       (2,780,063 ) (7)                 --                 --
    Interest and other income                 6,637,318      432,574         (642,178 ) (3)                 --          6,427,714
                                           ------------- ------------   --------------           --------------      -------------
                                             36,099,219   14,356,898        5,323,916               76,417,000        132,197,033
                                           ------------- ------------   --------------           --------------      -------------

Expenses:
    Hotel operating expenses                         --           --               --               52,802,000  (9)    52,802,000
    Interest and loan cost amortization       2,383,449    5,017,193        5,043,000   (9)          4,107,000  (9)    16,550,642
    General operating and administrative      1,780,472      628,085               --                       --          2,408,557
    Professional services                       196,028           --               --                       --            196,028
    Asset management fees to
       related party                          1,335,488      126,134        1,483,741   (4)(9)              --          2,945,363
    Depreciation and amortization             7,830,456    3,648,654          840,322   (5)(7)(9)   10,661,000  (9)    22,980,432
                                           ------------- ------------   --------------           --------------      -------------
                                             13,525,893    9,420,066        7,367,063               67,570,000         97,883,022
                                           ------------- ------------   --------------           --------------      -------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries After
    Deduction of Preferred Stock
    Dividends and Minority Interest          22,573,326    4,936,832       (2,043,147 )              8,847,000         34,314,011

Equity in Loss of Unconsolidated
    Subsidiaries After Deduction of                                        (3,736,416 ) (8)
    Preferred Stock Dividends                  (386,627 )         --          386,627   (7)                 --         (3,736,416 )

Income Taxes                                         --           --        2,300,000   (9)         (2,300,000 )   (9)         --

Minority Interest                            (1,516,237 )         --         (574,938 )      (7)(9)         --         (2,091,175 )
                                           ------------- ------------   --------------           --------------      -------------

Net Earnings                               $ 20,670,462  $ 4,936,832     $ (3,667,874 )             $6,547,000       $ 28,486,420
                                           ============= ============   ==============           ==============      =============

Earnings Per Share of Common Stock (6):
    Basic                                     $    0.53                                                                 $    0.58
                                           =============                                                             =============
    Diluted                                   $    0.53                                                                 $    0.58
                                           =============                                                             =============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                 38,698,066                                                                48,974,754
                                           =============                                                             =============
       Diluted                               45,885,742                                                                48,974,754
                                           =============                                                             =============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $67,077,727 from the sale of 6,707,773 shares during the period July 1, 2001 through September 17, 2001, used to pay selling commissions and offering expenses of $5,366,218 which have been netted against stockholders' equity ($706,217 of which was accrued as of June 30, 2001), leaving $61,711,509 available for investments and the payment of $3,018,498 in acquisition fees.

(b) Represents the funding of estimated construction costs of $34,318,051 (including capitalized interest costs), using proceeds from the construction line of credit, relating to two properties under construction at June 30, 2001 as follows.


                                                         Estimated Purchase
                                                          Price (Including
                                                          Construction and
                                                           Closing Costs)
                                                       ---------------------
                Residence Inn in Orlando, FL                  $  24,437,360
                Courtyard in Weston, FL                           9,880,691
                                                        --------------------

                                                              $  34,318,051
                                                        ====================

(c) Represents the use of $16,138,000 of cash and cash equivalents to fund the Company's additional capital contribution in Desert Ridge Joint Venture. The Desert Ridge Joint Venture invested in Desert Ridge Resort Partners, LLC, a single purpose limited liability company that owns Desert Ridge Marriott Resort & Spa in Phoenix, Arizona, which was under construction at June 30, 2001.

(d) Represents the use of $41,650,000 of cash and cash equivalents to fund the Company's proposed capital contribution in the Waikiki Joint Venture. The Waikiki Joint Venture will invest in WBM Resort, L.P., a single purpose limited partnership that will own the Waikiki Beach Marriott Resort in Honolulu, Hawaii. Renovation of the property began in July 2001.

(e) Represents the use of $83,377,000 of cash and cash equivalents to fund the Company's proposed acquisition of a 70% interest in a joint venture. The joint venture will invest in CNL HHC Partners, LP, a single purpose limited partnership that will own three Hilton hotels in Miami, Florida, Costa Mesa, California, and Auburn Hills, Michigan and one Embassy Suites in Portland, Oregon (see note (9)).

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustments to rental income from operating leases for the properties acquired by the Company as of September 17, 2001 (the "Pro Forma Properties") for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                             Date Pro Forma
                                                                 Date Placed                 Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                                ---------------              ---------------

               Wyndham in Billerica, MA                         June 1, 2000                 January 1, 2000
               Wyndham in Denver, CO                            June 1, 2000                 January 1, 2000
               Residence Inn in Palm Desert, CA                 June 16, 2000                January 1, 2000
               Courtyard in Palm Desert, CA                     June 16, 2000                January 1, 2000
               Residence Inn in Merrifield ,VA                  July 28, 2000                June 24, 2000
               SpringHill Suites in Gaithersburg, MD            July 28, 2000                June 30, 2000
               Courtyard in Alpharetta, GA                      August 22, 2000              January 7, 2000
               Residence Inn in Salt Lake City, UT              August 22, 2000              January 1, 2000
               TownePlace Suites in Tewksbury, MA               August 22, 2000              January 1, 2000
               TownePlace Suites in Mt. Laurel, NJ              August 22, 2000              January 1, 2000
               TownePlace Suites in Scarborough, ME             August 22, 2000              January 1, 2000
               TownePlace Suites in Newark, CA                  November 3, 2000             September 1, 2000
               Courtyard in Orlando, FL                         November 21, 2000            October 16, 2000
               Fairfield Inn in Orlando, FL                     November 21, 2000            October 16, 2000
               SpringHill Suites in Orlando, FL                 December 15, 2000            December 15, 2000
               SpringHill Suites in Raleigh, NC                 February 2, 2001             October 4, 2000
               Courtyard in Overland Park, KS                   February 2, 2001             October 10, 2000
               SpringHill Suites in Centreville, VA             March 23, 2001               December 18, 2000
               SpringHill Suites in Charlotte, NC               March 23, 2001               March 5, 2000

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational by the previous owners or (ii) January 1, 2000, through (B) the earlier of (i) the actual date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 2001 and the year ended December 31, 2000.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 2000, through (B) the earlier of (i) the date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(5) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2001 and the year ended December 31, 2000. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2001 through September 17, 2001, as described in Note
         (a) above, which were used to acquire interests described in Notes (c),
         (d) and (e) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the six months ended June 30, 2001.

         In addition, for the year ended December 31, 2000, pro forma earnings per share were calculated based on the historical weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares during the year ended December 31, 2000 necessary to fund the cost of the acquired properties described in (1) whose acquisition date is being reflected as of January 2000.

         In addition, for the periods ending June 30, 2001 and December 31, 2000, the pro forma weighted average shares used in the calculation of diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition by the Company of the remaining 29% interest in Hotel Investors from Five Arrows as described in (7).

(7) In 1999, the Company and Five Arrows Realty Securities II LLC ("Five Arrows") invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning approximately 49 percent and Five Arrows owning approximately 51% of Hotel Investors. In 2000, the Company, Five Arrows and Hotel Investors entered into a number of transactions whereby the Company acquired a 22% interest in Hotel Investors from Five Arrows, resulting in the Company owning approximately 71% of Hotel Investors at December 31, 2000.

         In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at June 30, 2001.

         Hotel Investors' historical operating results reflected in the Pro Forma Statement of Earnings are for the nine months ended September 30, 2000, which represents the operating results prior to consolidation with the Company. The operating results for the six months ended June 30, 2001 and the year ended December 31, 2000 are reflected in the historical operating results for the Company for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively.

(8) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary for which the Company will own a 49% interest, for the period commencing (A) the later of (1) the date the unconsolidated subsidiary's property became operational or (2) January 1, 2000, through (B) the earlier of (i) the date the property was acquired by the unconsolidated subsidiary and (ii) the end of the pro forma period presented.

(9) The Company and Hilton Hotel Corporation ("Hilton") intend to form a joint venture of which the Company will own a 70% interest and Hilton will own a 30% interest. The joint venture will own four properties: the Miami Airport, the Costa Mesa, the Auburn Hills and the Portland Downtown Properties. If the permanent financing does not close, and the Auburn Hills and Portland Downtown Properties are acquired by the joint venture, the Company will own a 63.5% interest in the joint venture and Hilton will own a 36.5% interest in the joint venture. The total cost of the four properties is $237,700,000 which includes approximately $21,000,000 in expected renovation costs relating to the Miami Airport and Costa Mesa Properties. It is the intent of the joint venture to secure permanent financing which will be secured by first mortgage liens on the properties. The acquisition of the properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         September 17, 2001, whereby the Company acquired the Costa Mesa Property for $58,108,000. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton will convey ownership of the Auburn Hills Property and the Portland Property to the joint venture in return for a 30% interest in the joint venture; simultaneously the Company will convey its ownership of the Miami Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. At the same time, the joint venture anticipates closing on its loan from a financial institution in the amount of $122,000,000, bearing interest at a fixed rate equal to 230 bps over the 10 year U.S. Treasury with a maturity date of September 2011. The loan requires monthly principal and interest payments assuming a 25 year amortization. In the event that there is a default under the terms of the venture formation agreement by Hilton after the Costa Mesa Property closing, then the Company shall have the option to put the Miami Property and the Costa Mesa Property to Hilton for mandatory purchase by Hilton at a price equal to $136,608,000 plus $2 million and any actual closing costs. If there is a default by the Company then the Company shall pay to Hilton liquidated damages of $2 million. In the event any condition precedent under the venture formation agreement is not satisfied or waived after the closing of the acquisition of the Costa Mesa Property but before Hilton is required to contribute the Auburn Hills Property and the Portland Downtown Property to the joint venture, either party may terminate the venture formation agreement. In that event, Hilton would have the option to make a cash contribution to the joint venture in the amount of $46,582,400 ($8,000,000, plus an additional cash contribution for its joint venture interest in the amount of $38,582,400) in lieu of the hotels or contribute substitute hotels, subject to the approval of such substitute properties by the Company in it sole discretion. In the event Hilton elects neither of these options, or the Company does not approve any substitute property, the Company will have the right to sell the Miami Airport Property and the Costa Mesa Property to Hilton under the same terms as would apply in the case of a default by Hilton. Each of the four properties will be leased to subsidiaries of the joint venture (each of which will also be indirect subsidiaries of the Company and will make an election to be treated as taxable REIT subsidiaries under the Code) and will be managed by an affiliate of Hilton subject to a long-term management agreement. The taxable REIT subsidiaries, and the Company, through the joint venture, will retain the operating income from these hotel properties.

         The following pro forma adjustments were made as a result of these transactions:

         o Interest expense was adjusted to reflect the cost of borrowing $122 million for the six months ended June 30, 2001 and the year ended December 31, 2000 at an assumed rate of 7.5%.

         o Asset management fees were adjusted to record an amount equal to 0.60% of the joint venture's Real Estate Asset Value of $499,170 for the six months June 30, 2001 and $998,340 for the year ended December 31, 2000.

         o Depreciation was decreased to reflect the building and furniture, fixture and equipment of the joint venture Properties accounted for as operating leases using the straight-line method of $1,449,142 for the six months ended June 30, 2001 and $2,511,285 for the year ended December 31, 2000. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         o Income tax expense was eliminated based on the Company's taxable status as a REIT and the assumption that rent from the taxable REIT subsidiaries will offset any potential taxable income.

         o Minority interest was increased to reflect the 30% interest in the joint venture owned by Hilton as adjusted by previous pro forma amounts of $960,292 for the six months ended June 30, 2001 and $1,595,084 for the year ended December 31, 2000.

         o The cumulative effect adjustment was eliminated due to the assumed settlement of related financial instruments prior to the acquisition by the joint venture.

                       Index to other financial Statements

The Company and Hilton Hotels Corporation intend to form a joint venture of which the Company will own a 70% interest and Hilton Hotels Corporation will own a 30% interest. The joint venture will own four Properties: two Hilton Properties located in Miami, Florida (the "Miami Airport Property") and Costa Mesa, California (the "Costa Mesa Property"), a Hilton Suites located in Auburn Hills, Michigan (the "Auburn Hills Property") and an Embassy Suites located in Portland, Oregon (the "Portland Downtown Property"). The acquisition of the Properties and the formation of the joint venture will occur through a series of transactions. The first transaction was the acquisition of the Miami Airport Property which occurred on September 6, 2001. The second transaction occurred on September 17, 2001, whereby the Company acquired the Costa Mesa Property. In accordance with the venture formation agreement, on or around September 26, 2001 but not later than September 28, 2001, Hilton Hotels Corporation will convey ownership of the Auburn Hills Property and the Portland Downtown Property to the joint venture in return for a 30% interest in the joint venture; simultaneously, the Company will convey its ownership of the Miami Airport Property and the Costa Mesa Property to the joint venture for a 70% interest in the joint venture. The following financial information is provided in connection with the above transactions. Due to the fact that the tenants are newly formed entities, the information presented represents the historical financial information of the operations of the hotels. This information was obtained from the sellers of the Properties. For information on the Properties and the triple-net leases which the Company entered, see "Item 2. Acquisition or Disposition of Assets."


SHC MIAMI AIRPORT LLC
Miami, Florida                                          16

HILTON COSTA MESA
Costa Mesa, California                                  32

HILTON SUITES AUBURN HILLS
Auburn Hills, Michigan                                  46

EMBASSY SUITES PORTLAND DOWNTOWN
Portland, Oregon                                        59

SHC MIAMI AIRPORT LLC
A Delaware Limited Liability Company


Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                           17

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000
     and 2001                                                                                                18

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
     and 2001                                                                                                19

Notes to Financial Statements                                                                                20


SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)


                                     Assets

                                                                             12/31/00                 6/30/01
                                                                          -------------            ------------
Current assets:
   Cash and equivalents                                                           $ 199                  $1,889
   Accounts receivable, net of allowance for doubtful accounts of
     $48 and $55 for 2000 and 2001, respectively                                  2,213                   1,106
   Inventory                                                                        234                     220
   Other current assets                                                             203                     133
                                                                          -------------            ------------

       Total current assets                                                       2,849                   3,348

Property and equipment:
   Land                                                                           8,974                   8,974
   Building                                                                      45,391                  45,391
   Furniture and equipment                                                       10,539                  10,885
                                                                          -------------            ------------

                                                                                 64,904                  65,250
   Less: accumulated depreciation                                               (12,513 )               (14,662 )
                                                                          -------------            ------------

       Net property and equipment                                                52,391                  50,588

Excess purchase price, net                                                        4,876                   4,609
Deferred costs, net                                                                 940                     551
Restricted cash                                                                   1,875                   1,599
Other assets                                                                         55                      91
                                                                          -------------            ------------

           Total assets                                                         $62,986                 $60,786
                                                                          =============            ============

                         Liabilities and Member's Equity


Current liabilities:
   Accounts payable and accrued expenses                                        $ 2,517                 $2,893
                                                                          -------------            ------------

       Total current liabilities                                                  2,517                  2,893

Mortgage note payable                                                            30,796                 30,796

Commitments and contingencies

Member's equity                                                                  29,673                 27,097
                                                                          -------------            ------------

           Total liabilities and member's equity                                $62,986                $60,786
                                                                          =============            ============

The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                        6/30/00                     6/30/01
                                                                     --------------               -------------
Revenue:
  Rooms                                                                    $10,002                      $9,511
  Food and beverage                                                          5,284                       4,623
  Telephone                                                                    640                         621
  Other income                                                                 370                         437
                                                                     --------------               -------------

       Total revenue                                                        16,296                      15,192

Operating expenses:
  Rooms                                                                      2,603                       2,334
  Food and beverage                                                          3,673                       3,477
  Telephone                                                                    163                         141
  Other                                                                         88                          89
                                                                     --------------               -------------

       Gross operating income                                                9,769                       9,151

Unallocated expenses:
  General and administrative                                                 1,330                       1,204
  Marketing                                                                    811                         760
  Property operations and energy                                             1,103                       1,187
  Management fees                                                              470                         437
  Depreciation and amortization                                              2,302                       2,416
  Property taxes, insurance and other                                          720                         707
                                                                     --------------               -------------

       Operating income                                                      3,033                       2,440

Interest expense, net                                                        1,273                       1,206
                                                                     --------------               -------------

       Income before cumulative effect of change in
           accounting principle                                              1,760                       1,234

Cumulative effect of change in accounting principle                             --                         245
                                                                     --------------               -------------

Net income                                                                  $1,760                       $ 989
                                                                     ==============               =============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                           6/30/00                      6/30/01
                                                                        --------------               ---------------
Cash flows from operating activities:
  Net income                                                                   $1,760                         $ 989
  Adjustments to reconcile net income to net cash
     provided by operating activities:
      Cumulative effect of change in accounting
        principle                                                                  --                           245
      Depreciation and amortization                                             2,302                         2,416
      Amortization of deferred financing costs                                    114                            88
      Change in working capital components:
        Accounts receivable                                                      (250  )                      1,107
        Inventory                                                                 (19  )                         14
        Other current assets                                                       76                            70
        Accounts payable and accrued expenses                                     623                           (10  )
                                                                        --------------               ---------------

Net cash provided by operating activities                                       4,606                         4,919
                                                                        --------------               ---------------


Cash flows from investing activities:
  Capital expenditures                                                           (578  )                       (346  )
  Change in restricted cash - property and equipment
     replacement funds                                                          2,445                            --
  Other assets                                                                     --                            20
                                                                        --------------               ---------------

Net cash provided by (used in) investing activities                             1,867                          (326  )
                                                                        --------------               ---------------


Cash flows from financing activities:
  Change in restricted cash - mortgage debt                                       131                           276
  Contributions                                                                   101                            --
  Distributions                                                                (4,998  )                     (3,179  )
                                                                        --------------               ---------------

Net cash used in financing activities                                          (4,766  )                     (2,903  )
                                                                        --------------               ---------------

Increase in cash and equivalents                                                1,707                         1,690
Cash and equivalents at beginning of year                                          --                           199
                                                                        --------------               ---------------

Cash and equivalents at end of period                                          $1,707                        $1,889
                                                                        ==============               ===============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Unaudited Notes To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the SHC Miami Airport LLC 2000 Financial
Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.


2.       Change in Accounting Principle

Effective  January  1,  2001,  SHC  Miami  Airport  LLC  adopted  the  Financial
Accounting Standards Board's (FASB) Statement of Financial of Financial Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as subsequently amended by SFAS No. 137 and SFAS No. 138 (collectively referred to as SFAS No. 133). These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction or (c) a hedge of the foreign currency exposure of a net investment in a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

The adoption of this statement on January 1, 2001, resulted in a cumulative effect of change in accounting principle of (i) $245,000 on the statement of operations relating to interest rate cap agreements; and (ii) $66,000 in other comprehensive loss included in member's equity relating to interest rate swap agreements. During the first six months of 2001, interest expense was increased by $7,000 as the result of marking the interest rate cap agreement to market and other comprehensive loss was increased by $320,000 as the result of marking the interest rate swap to market.

SHC MIAMI AIRPORT LLC
A Delaware Limited Liability Company


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                                     22

Balance Sheets as of December 31, 1999 and 2000                                                              23

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000                                24

Statements of Member's Equity for the Years Ended December 31, 1998, 1999 and 2000                           25

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000                                26

Notes to Financial Statements                                                                                27

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To SHC Miami Airport LLC:

We have audited the accompanying balance sheets of SHC Miami Airport LLC (a Delaware limited liability company) as of December 31, 1999 and 2000, and the related statements of operations, member's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SHC Miami Airport LLC as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

SHC Miami Airport LLC
A Delaware Limited Liability Company

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                  1999                    2000
                                                                             --------------          --------------
Current assets:
   Cash and equivalents                                                               $ --                   $ 199
   Accounts receivable, net of allowance for doubtful accounts of
     $19 and $65 for 1999 and 2000, respectively                                     1,378                   2,213
   Inventory                                                                           221                     234
   Other current assets                                                                247                     203
                                                                             --------------          --------------

       Total current assets                                                          1,846                   2,849

Property and equipment:
   Land                                                                              8,974                   8,974
   Building                                                                         45,391                  45,391
   Furniture and equipment                                                           9,183                  10,539
                                                                             --------------          --------------

                                                                                    63,548                  64,904
   Less: accumulated depreciation                                                   (8,239  )              (12,513  )
                                                                             --------------          --------------

       Net property and equipment                                                   55,309                  52,391

Excess purchase price, net                                                           5,291                   4,876
Deferred costs, net                                                                  1,181                     940
Restricted cash                                                                      4,401                   1,875
Other assets                                                                            55                      55
                                                                             --------------          --------------

           Total assets                                                            $68,083                 $62,986
                                                                             ==============          ==============

                                                 Liabilities and Member's Equity


Current liabilities:
   Accounts payable and accrued expenses                                           $ 2,278                  $2,517
                                                                             --------------          --------------

       Total current liabilities                                                     2,278                   2,517

Mortgage note payable                                                               30,796                  30,796

Commitments and contingencies

Member's equity                                                                     35,009                  29,673
                                                                             --------------          --------------

           Total liabilities and member's equity                                   $68,083                 $62,986
                                                                             ==============          ==============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                               1998                     1999                    2000
                                                         ---------------           -------------           -------------
Revenue:
  Rooms                                                         $17,235                 $17,753                 $18,213
  Food and beverage                                               9,022                   9,012                   9,715
  Telephone                                                       1,249                   1,288                   1,237
  Other income                                                      695                     941                   1,003
                                                         ---------------           -------------           -------------

       Total revenue                                             28,201                  28,994                  30,168

Operating expenses:
  Rooms                                                           4,524                   4,815                   5,161
  Food and beverage                                               6,608                   6,692                   7,203
  Telephone                                                         337                     353                     300
  Other                                                             129                     173                     172
                                                         ---------------           -------------           -------------

       Gross operating income                                    16,603                  16,961                  17,332

Unallocated expenses:
  General and administrative                                      2,270                   2,232                   2,649
  Marketing                                                       1,722                   1,574                   1,724
  Property operations and energy                                  2,221                   2,239                   2,341
  Management fees                                                   802                     827                     866
  Depreciation and amortization                                   4,525                   4,981                   4,689
  Property taxes, insurance and other                             1,418                   1,190                   1,282
                                                         ---------------           -------------           -------------

       Operating income                                           3,645                   3,918                   3,781

Interest (income) expense, net                                     (102  )                  570                   2,684
                                                         ---------------           -------------           -------------

Net income                                                       $3,747                  $3,348                  $1,097
                                                         ===============           =============           =============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Member's Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                                          $ 66,952

   Contributions                                                         496
   Distributions                                                     (6,901)
   Net income                                                          3,747
                                                              --------------

Balance, December 31, 1998                                            64,294

   Contributions                                                       1,823
   Distributions                                                     (34,456 )
   Net income                                                          3,348
                                                              --------------

Balance, December 31, 1999                                            35,009

   Contributions                                                         101
   Distributions                                                      (6,534 )
   Net income                                                          1,097
                                                              --------------

Balance, December 31, 2000                                          $ 29,673
                                                              ==============


The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                                   1998                  1999                  2000
                                                              -------------          ------------          -----------
Cash flows from operating activities:
  Net income                                                        $ 3,747               $ 3,348              $ 1,097
  Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization                                   4,525                 4,981                4,689
      Amortization of deferred financing costs                           --                    70                  241
      Change in working capital components:
        Accounts receivable                                             392                  (286 )               (835 )
        Inventory                                                        28                    (8 )                (13 )
        Other current assets                                            139                   (52 )                 44
        Accounts payable and accrued expenses                            28                   264                  239
                                                              -------------          ------------          -----------

Net cash provided by operating activities                             8,859                 8,317                5,462
                                                              -------------          ------------          -----------


Cash flows from investing activities:
  Capital expenditures                                               (1,793 )             (3,262)               (1,356 )
  Change in restricted cash - property and equipment
     replacement funds                                                 (791 )             (2,445)                2,445
  Other assets                                                           (8 )                 (5)                   --
                                                              -------------          ------------          -----------

Net cash (used in) provided by investing activities                  (2,592 )             (5,712)                1,089
                                                              -------------          ------------          -----------


Cash flows from financing activities:
  Proceeds from issuance of note payable                                 --                30,796                   --
  Deferred costs on issuance of note payable                             --                (1,251 )                 --
  Change in restricted cash - mortgage debt                              --                (1,165 )                 81
  Contributions                                                         496                 1,823                  101
  Distributions                                                      (6,901 )             (34,456 )             (6,534 )
                                                              -------------          ------------          -----------

Net cash used in financing activities                                (6,405 )              (4,253 )             (6,352 )
                                                              -------------          ------------          -----------

(Decrease) Increase in cash and equivalents                            (138 )              (1,648 )                199
Cash and equivalents at beginning of year                             1,786                 1,648                   --
                                                              -------------          ------------          -----------

Cash and equivalents at end of year                                 $ 1,648                  $ --                $ 199
                                                              =============          ============          ===========

The accompanying notes are an integral part of these financial statements.

SHC Miami Airport LLC
A Delaware Limited Liability Company

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Miami Airport and Towers (the "Hotel") was opened on January 31, 1984. In October 1997, the Hotel was acquired by Strategic Hotel Capital Limited Partnership, a Delaware limited partnership ("SHCLP"). From October 1997 to September 1999, the Hotel was owned and operated by SHCLP. In September 1999, incident to a Commercial Mortgage Backed Security ("CMBS") transaction, SHCLP conveyed the Hotel to SHC Miami Airport LLC, a Delaware limited liability company wholly owned by SHCLP. The Hotel is now owned and operated by SHC Miami Airport LLC (the "Company").

The Hotel, located in Miami, Florida, consists of 500 guest suites, including 82 junior suites and 30,000 square feet of function space consisting of 17 meeting rooms and 3 ballrooms.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are as follows:
         39 years for buildings, 15 years for site improvements, five years for building improvements, and three to five years for furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying values of the Company's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Excess Purchase Price

         In connection with the 1997 purchase of the Hotel, a purchase price allocation study was performed by an independent third party. The excess purchase price is the excess of the purchase price consideration over the fair value of the net tangible assets acquired. As of December 31, 1999 and 2000, the Company has recorded $8,007,000 in excess purchase price and is amortizing this excess purchase price over 15 years.

         Restricted Cash

         As discussed in Note 3, the Company has established restricted cash amounts to be used for property and equipment replacement. Additionally, as discussed in Note 5, cash reserves (restricted cash) required by loan agreements are also included in restricted cash.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Deferred Costs

         Deferred costs consist of costs incurred in connection with obtaining the CMBS loan. The deferred loan costs have been capitalized in the amount of $1,251,000 and are being amortized to interest expense over the life of the underlying loan using the effective interest method.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         As the Company is a limited liability company, it is not subject to federal or state income taxes. Income or losses and tax credits are allocated to its member.

         Derivative Instruments and Hedging Activities

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes new accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and in June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- An Amendment of FASB Statement No. 133." These rules require that all derivative instruments be reported in the financial statements at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or other comprehensive income, depending on whether the derivative is designated and effective as part of a hedged transaction, and on the type of hedge transaction. Gains or losses on derivative instruments reported in other comprehensive income must be reclassified as earnings in the period in which earnings are affected by the underlying hedged item, and the ineffective portion of all hedges must be recognized in earnings in the current period. These new standards may result in additional volatility in reported earnings, other comprehensive income and accumulated other comprehensive income.

         These rules become effective for the Company on January 1, 2001. The Company's derivatives are related to its interest rate cap agreements associated with its CMBS transaction, as described in Note 5. The
         Company will record the effect of the transition to these new accounting requirements as a change in accounting principle in the first quarter of 2001. The cumulative effect of this change in accounting principle will result in a charge to earnings of approximately $248,000.

         New Accounting Standard

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The effective date for implementation of this new standard is January 1, 2002. The new rules require that goodwill and certain intangible assets be not amortized, but be reviewed annually for impairment. The Company has not yet determined the impact of the adoption of the new rules on its financial statements.


3.       Management Agreement (also see Note 9)

The Hotel is operated under a long-term management agreement, which expires in 2004. At the option of the manager, the management agreement may be extended for two successive periods of ten years each. The management agreement provides for base management fees as a percentage of gross revenues (as defined in the agreement). Base management fees are 3% of gross revenues. The agreement also provides for incentive management fees. Incentive fees are calculated at 25% of "adjusted profit" as defined in the agreements. As of December 31, 1999 and 2000, cash of $3,236,000 and $791,000, respectively, is restricted to be used for property and equipment replacement in accordance with the Hotel's management agreement.

Under the management agreement, the manager allocates to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Company under the manager's self-insurance plans.


4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                            1999                    2000
                                      ----------------         --------------
         Accrued compensation                   $ 692                  $ 863
         Trade accounts payable                   191                    298
         Accrued state sales taxes                156                    158
         Other accrued expenses                 1,239                  1,198
                                      ----------------         --------------

                                               $2,278                 $2,517
                                      ================         ==============


4.       Mortgage Debt (also see Note 9)

During 1999, the Company became a borrower and the Hotel was pledged as collateral on the CMBS loan together with six other hotels (collectively, the "borrowers"). On September 10, 1999, the borrowers completed a Mortgage Loan financing with an affiliate of Goldman, Sachs & Co. Aggregate proceeds from this financing amounted to $422,000,000. This loan is secured by mortgages on the seven hotels. The Hotel has been pledged as collateral for the entire $422 million loan.

Under the Loan Agreement, the loan amount allocated to the Company was $30,796,000. Net proceeds of approximately $28,461,000 related to the Company were ultimately distributed to the Company's parent. The loan matures on September 5, 2004 when all principal is due. Interest is payable monthly and is based on LIBOR plus a blended spread of 1.56%. The interest rate at December 31, 1999 and 2000 was 7.39% and 8.29%, respectively. As required by the Loan Agreement, the borrowers have purchased an interest rate cap agreement with a LIBOR strike price of 8.42%. The Loan Agreement contains provisions regarding permitted capital expenditures, required levels of net operating income as well as quarterly and annual financial reporting. As of December 31, 2000, the borrowers met the provisions required by the Loan Agreement and the Company's management anticipates the ability to continue meeting these provisions.

Various cash reserve accounts are required by the Loan Agreement including a Cash Management Deposit Account, Cash Collateral Account, Maintenance Reserve Accounts and Tax and Insurance Reserve Accounts. These cash reserves aggregate $1,165,000 at December 31, 1999 and $1,084,000 at December 31, 2000 and are
included in Restricted Cash in the accompanying balance sheets. Additional cash reserves will be required if net operating income of the borrowers drops below levels defined in the Loan Agreement.

Effective October 21, 1999, the lender assigned this Mortgage Loan to another affiliate of Goldman, Sachs & Co. which then sold the Mortgage Loan in a private offering of Floating Rate Commercial Mortgage-Backed Securities.

On December 19, 2000, the borrowers entered into a swap agreement with Bank of America Securities for a notional amount of $422,000,000 applicable to the commercial mortgage-backed securities loan. The fixed LIBOR interest rate on this swap agreement is 5.945%. This agreement is effective January 15, 2001 and expires January 15, 2002. Interest is payable monthly in arrears.


6.       Interest Expense, Net

Interest expense on the Company's allocated loan amounted to $709,000 and $2,800,000 in 1999 and 2000, respectively. Included in interest expense is $70,000 in 1999 and $241,000 in 2000 for amortization of deferred loan fees. The Company paid $488,000 and $2,495,000 in cash interest on its outstanding debt in 1999 and 2000, respectively. Interest income amounted to $102,000, $139,000 and $116,000 in 1998, 1999, and 2000, respectively.


7.       Fair Value of Financial Instruments

As of December 31, 2000 and 1999, the carrying amounts of certain financial instruments employed by the Company, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. Similarly, because the carrying value of the mortgage debt has a relatively current issuance date and this debt has interest rates that fluctuate based on published market rates, management believes the carrying value of the mortgage debt is a reasonable estimation of its fair value as of December 31, 1999 and 2000.


8.       Commitments and Contingencies

Various lawsuits are pending against the Company including an employee discrimination claim filed for which no monetary damages have been claimed. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

9.       Subsequent Event

In 2001, the Company's parent signed a definitive agreement with Hilton Hotels Corporation ("Hilton") whereby Hilton will acquire the Company for cash. The completion of the acquisition is anticipated in September 2001. Upon completion of the sale to Hilton, the Company's parent will repay 125 percent of the loan amount allocated to the Company.

The financial statements of the Company are being prepared in conjunction with possible sale of the Company. As part the sale, certain existing contractual agreements between the Hotel and the manager may be modified from those followed in these financial statements.

HILTON COSTA MESA
An Operating Unit of Red Lion Orange County Partners LP

Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                          33

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000
    and 2001                                                                                                34

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
    and 2001                                                                                                35

Note to Financial Statements                                                                                36


Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets


                                                                               12/31/00                  6/30/01
                                                                            --------------            -------------
Current assets:
   Cash and equivalents                                                            $  342                   $  457
   Accounts receivable, net of allowance for doubtful accounts of
     $16 for 2000 and 2001                                                          2,445                    1,968
   Inventory                                                                          171                      170
   Prepaid expenses and other                                                         621                      661
                                                                            --------------            -------------

       Total current assets                                                         3,579                    3,256

Property and equipment:
   Land                                                                             5,250                    5,250
   Building                                                                        39,702                   39,714
   Furniture and equipment                                                         13,811                   14,616
                                                                            --------------            -------------
                                                                                   58,763                   59,580
   Less: accumulated depreciation                                                 (21,881  )               (23,364  )
                                                                            --------------            -------------

       Net property and equipment                                                  36,882                   36,216
                                                                            --------------            -------------


           Total assets                                                           $40,461                  $39,472
                                                                            ==============            =============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                         $  2,269                 $  2,106
   Current portion of due to Red Lion Hotels, Inc.                                  3,000                    3,000
                                                                            --------------           --------------

       Total current liabilities                                                    5,269                    5,106

Due to Red Lion Hotels, Inc.                                                        3,750                    2,250

Commitments and contingencies

Divisional equity                                                                  31,442                   32,116
                                                                            --------------           --------------

           Total liabilities and divisional equity                                $40,461                  $39,472
                                                                            ==============           ==============

The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                       6/30/00                      6/30/01
                                                                   ---------------               -------------
Revenue:
  Rooms                                                                    $6,073                      $6,885
  Food and beverage                                                         3,825                       4,254
  Telephone                                                                   284                         250
  Other operating departments                                                 446                         523
  Non-operating departments                                                   244                         148
                                                                   ---------------               -------------

       Total revenue                                                       10,872                      12,060

Operating expenses:
  Rooms                                                                     1,354                       1,618
  Food and beverage                                                         2,473                       2,651
  Telephone                                                                    77                          86
  Other                                                                       358                         408
                                                                   ---------------               -------------

       Gross operating income                                               6,610                       7,297

Unallocated expenses:
  General and administrative                                                  812                         915
  Marketing                                                                   834                         861
  Property operations and energy                                              852                         931
  Property taxes, insurance and other                                         391                         306
  Depreciation                                                              1,360                       1,483
  Management fees to Hilton                                                   483                         588
                                                                   ---------------               -------------

       Operating income                                                     1,878                       2,213

Interest expense                                                            (708)                       (644)
                                                                   ---------------               -------------

Net income                                                                 $1,170                      $1,569
                                                                   ===============               =============


The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange
County Partners LP

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30,
2000 and 2001
(in thousands)

                                                                               6/30/01                   6/30/00
                                                                           --------------            --------------
Cash flows from operating activities:
Net income                                                                        $1,170                    $1,569
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                                  1,360                     1,483
     Change in working capital components:
      Accounts receivable                                                           (837  )                    477  )
      Inventory                                                                     (470  )                      1  )
      Prepaid expenses and other                                                    (357  )                    (40  )
      Accounts payable and accrued expenses                                           86                      (163
                                                                           --------------            --------------

Net cash provided by operating activities                                            952                     3,327

Cash flows from investing activities:
  Capital expenditures                                                            (1,319  )                   (817  )
                                                                           --------------            --------------

Net cash used in investing activities                                             (1,319  )                   (817  )

Cash flows from financing activities:
  Payments to Red Lion Hotels, Inc.                                                   --                    (1,500
  Contributions (Distributions)                                                      184                      (895
                                                                           --------------            --------------

Net cash provided by (used in) financing activities                                  184                    (2,395
                                                                           --------------            --------------

(Decrease) Increase in cash and equivalents                                         (183  )                    115
Cash and equivalents at beginning of year                                            526                       342
                                                                           --------------            --------------

Cash and equivalents at end of period                                            $   343                   $   457
                                                                           ==============            ==============

The accompanying note is an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Unaudited Note To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the Hilton Costa Mesa 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HILTON COSTA MESA
An Operating Unit of Red Lion
Orange County Partners LP


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                38

Balance Sheets as of December 31, 1999 and 2000                                         39

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000           40

Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000    41

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000           42

Notes to Financial Statements                                                           43


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Red Lion Orange County Partners LP:

We have audited the accompanying balance sheets of Hilton Costa Mesa, an operating unit of Red Lion Orange County Partners LP (a California limited partnership) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Costa Mesa as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Balance Sheets As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                   1999                       2000
                                                                             ---------------              -------------
Current assets:
   Cash and equivalents                                                               $ 526                      $ 342
   Accounts receivable, net of allowance for doubtful accounts of
     $20 and $16 for 1999 and 2000, respectively                                        848                      2,445
   Inventory                                                                            177                        171
   Prepaid expenses and other                                                           643                        621
                                                                             ---------------              -------------

       Total current assets                                                           2,194                      3,579

Property and equipment:
   Land                                                                               5,250                      5,250
   Building                                                                          40,576                     39,702
   Furniture and equipment                                                           21,036                     13,811
                                                                             ---------------              -------------

                                                                                     66,862                     58,763
   Less: accumulated depreciation                                                   (30,415  )                 (21,881  )
                                                                             ---------------              -------------

       Net property and equipment                                                    36,447                     36,882
                                                                             ---------------              -------------

           Total assets                                                             $38,641                    $40,461
                                                                             ===============              =============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                             $1,423                     $2,269
   Current portion of due to Red Lion Hotels, Inc.                                    3,000                      3,000
                                                                             ---------------              -------------

       Total current liabilities                                                      4,423                      5,269

Due to Red Lion Hotels, Inc.                                                          6,750                      3,750

Commitments and contingencies

Divisional equity                                                                    27,468                     31,442
                                                                             ---------------              -------------

           Total liabilities and divisional equity                                  $38,641                    $40,461
                                                                             ===============              =============


The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


                                                        1998                     1999                      2000
                                                  ---------------           --------------           ---------------
Revenue:
  Rooms                                            $      11,422              $    11,447              $     12,385
  Food and beverage                                        7,163                    6,593                     8,096
  Telephone                                                  519                      539                       518
  Other operating departments                                801                    1,119                     1,206
  Non-operating departments                                  168                      159                       149
                                                  ---------------           --------------           ---------------

       Total revenue                                      20,073                   19,857                    22,354

Operating expenses:
  Rooms                                                    2,634                    2,668                     2,824
  Food and beverage                                        4,691                    4,378                     5,178
  Telephone                                                  175                      157                       159
  Other                                                      666                      727                       738
                                                  ---------------           --------------           ---------------

       Gross operating income                             11,907                   11,927                    13,455

Unallocated expenses:
  General and administrative                               1,586                    1,530                     1,983
  Marketing                                                1,455                    1,457                     1,693
  Property operations and energy                           1,616                    1,680                     1,893
  Property taxes, insurance and other                        580                      707                       775
  Depreciation                                             1,691                    1,816                     2,846
  Management fees to Promus/Hilton                           782                      799                       990
                                                  ---------------           --------------           ---------------

       Operating income                                    4,197                    3,938                     3,275

Interest expense                                          (1,740  )                (1,379  )                 (1,423  )
                                                  ---------------           --------------           ---------------

Net income                                                $2,457                   $2,559                    $1,852
                                                  ===============           ==============           ===============

The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Divisional Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                                        $19,888

   Contributions                                                      724
   Net income                                                       2,457
                                                            --------------

Balance, December 31, 1998                                         23,069

   Contributions                                                    1,840
   Net income                                                       2,559
                                                            --------------

Balance, December 31, 1999                                         27,468

   Contributions                                                    2,122
   Net income                                                      1,852
                                                            --------------

Balance, December 31, 2000                                        $31,442
                                                            ==============

The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                                   1998                    1999                  2000
                                                               ------------            -----------           -----------
Cash flows from operating activities:
  Net income                                                        $2,457                $ 2,559               $ 1,852

  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                  1,691                  1,816                 2,846
       Change in working capital components:
        Accounts receivable                                           (241  )                 349                (1,597  )
        Inventory                                                      (19  )                 (33  )                  6
        Prepaid expenses and other                                    (139  )                 (40  )                 22
        Accounts payable and accrued expenses                          (70  )                 (21  )                846
                                                               ------------            -----------           -----------

Net cash provided by operating activities                            3,679                  4,630                 3,975

Cash flows from investing activities:
  Capital expenditures                                              (1,413  )              (3,010  )             (3,281  )
                                                               ------------            -----------           -----------

Net cash used in investing activities                               (1,413  )              (3,010  )             (3,281  )

Cash flows from financing activities:
  Payments to Red Lion Hotels, Inc.                                 (3,000  )              (3,000  )             (3,000  )
  Contributions                                                        724                  1,840                 2,122
                                                               ------------            -----------           -----------

Net cash used in financing activities                               (2,276  )              (1,160  )               (878  )
                                                               ------------            -----------           -----------

(Decrease) Increase in cash and equivalents                            (10  )                 460                  (184  )
Cash and equivalents at beginning of year                               76                     66                   526
                                                               ------------            -----------           -----------

Cash and equivalents at end of year                                   $ 66                  $ 526                 $ 342
                                                               ============            ===========           ===========

The accompanying notes are an integral part of these financial statements.

Hilton Costa Mesa
An Operating Unit of Red Lion Orange County Partners LP

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Costa Mesa (the "Hotel") was opened in 1993 and is owned and operated by Red Lion Orange County Partners LP (the Partnership), a California limited partnership. The Partnership's partners are Red Lion Hotels, Inc. (51 percent interest - general partner, "Red Lion"), a wholly-owned subsidiary of Promus Hotels, Inc. and Newport Beach Capital Investors Ltd. (49 percent interest). The Hotel is located in Costa Mesa, California and has 484 rooms and approximately 46,000 square feet of meeting space.

On November 30, 1999, Promus Hotel Corporation ("Promus") was purchased by Hilton Hotels Corporation ("Hilton"). As a result of the acquisition, Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton. The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," would require Hilton management to make an allocation of the estimated fair value of the Hotel's assets and liabilities in the accompanying financial statements. However, in accordance with Staff Accounting Bulletin No. 54, "Application of 'Pushdown' Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase," ("SAB No. 54") such treatment is prohibited if less than 80 percent of the subsidiary is acquired. In accordance with SAB No. 54, the Hotel's assets and liabilities are stated at historical values in the accompanying financial statements. The Hotel operated under the Red Lion brand from its opening until June 1997, under the Doubletree brand from June 1997 until September 2000, and has operated under the Hilton brand since September 2000.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the income statement using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         As the Hotel is an operating unit of a partnership, it is not subject to federal or state income taxes. Income or losses and tax credits are allocated to the individual partners.


3.       Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 31, 1999 and 2000 are as follows (in thousands):

                                                                1999                     2000
                                                          ---------------            ------------
         Prepaid worker's compensation insurance                    $450                    $476
         Prepaid insurance premiums                                  102                      57
         Other current assets                                         91                      88
                                                          ---------------            ------------

                                                                    $643                    $621
                                                          ===============            ============

4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                                 1999                      2000
                                                          ---------------            ------------
         Deposits                                         $           194                 $   761
         Accrued compensation and benefits                            558                     635
         Accrued taxes                                                166                     279
         Other accrued expenses                                       505                     594
                                                          ---------------            ------------

                                                                   $1,423                  $2,269
                                                          ===============            ============

5.       Commitments and Contingencies

Various lawsuits are pending against the Company including an employee discrimination claim filed for which no monetary damages have been claimed. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.


6.       Related-Party Transactions

The Hotel has entered into related party transactions with affiliated companies of Hilton or Promus. The Hotel pays management fees to certain affiliated companies equal to three percent of gross revenue, as defined. The Hotel also pays incentive management fees to certain affiliated companies equal to 25 percent of income before fixed charges less certain deductions, as defined.

The Hotel purchases certain equipment and furniture from affiliated companies. In addition, affiliated companies allocate to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under affiliated companies' self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton hotel properties. Affiliated companies' billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $1,110,000, $1,017,000 and $975,000 in 1998, 1999 and
2000, respectively. All payables for these services are recorded through divisional equity.

In August 1995, Red Lion issued a $22,750,000 note to the Hotel with an interest rate equal to prime rate plus 1/2 percent or 8.25, 9.0, and 10.0 percent as of December 31, 1998, 1999, and 2000, respectively. The Hotel serves as collateral on this note. Monthly principal payments of $250,000 commenced in September 1995 and are required to be made until March 2003. Cash paid for interest was $1,740,000, $1,379,000, and $1,423,000 for the years ended December 31, 1998,
1999, and 2000, respectively.

Future principal payments during the next three years are as follows (in thousands):

         2001                         $    3,000
         2002                              3,000
         2003                                750

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the Hotel and Hilton may be modified from those followed in these financial statements.


7.       Other Employee Benefit Plans

In addition to retirement costs that are allocated to the Hotel by affiliated companies with respect to employee investment and retirement plans (the costs of which are included in the amounts disclosed in Note 6), the Hotel is responsible for certain other employee benefits.

The Hotel's union employees also participate in a multi-employer plan that provides health care and other welfare benefits to participants during their working lives and after retirement. Employer contributions are determined in accordance with the provisions of the negotiated contract and are based on the number of hours worked. The Hotel expensed approximately $310,000, $332,000 and $369,000 in 1998, 1999 and 2000, respectively, for contributions to the health and welfare trust fund.

HILTON SUITES AUBURN HILLS
An Operating Unit of Hilton Suites, Inc.

Financial Statements
As of June 30, 2001



                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                          47

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000
     and 2001                                                                                               48

Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
     and 2001                                                                                               49

Unaudited Note to Financial Statements                                                                      50


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets

                                                                                  12/31/00              6/30/01
                                                                                ------------         ------------
Current assets:
   Cash and equivalents                                                            $     107            $     138
   Accounts receivable, net of allowance for doubtful accounts of
      $55 and $39 for 2000 and 2001, respectively                                        296                  343
   Prepaid expenses and other                                                            138                  189
                                                                                ------------         ------------

       Total current assets                                                              541                  670

Property and equipment:
   Land                                                                                2,064                2,064
   Building                                                                           17,658               17,332
   Furniture and equipment                                                             2,783                3,118
                                                                                ------------         ------------

                                                                                      22,505               22,514
   Less: accumulated depreciation                                                     (5,187 )             (5,619 )
                                                                                ------------         ------------

       Net property and equipment                                                    17,318               16,895
                                                                               ------------         ------------


Other assets                                                                             58                   33
                                                                                ------------         ------------

           Total assets                                                              $17,917              $17,598
                                                                                ============         ============

                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                          $     408            $     435
                                                                                 -----------         ------------

       Total current liabilities                                                        408                  435

Commitments and contingencies

Divisional equity                                                                    17,509               17,163
                                                                                 -----------         ------------

           Total liabilities and divisional equity                                  $17,917             $ 17,598
                                                                                 ===========         ============


The accompanying note is an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                        6/30/00                    6/30/01
                                                                     --------------              ------------
Revenue:
  Rooms                                                                      $4,317                    $3,641
  Food and beverage                                                             399                       348
  Telephone                                                                     152                       150
  Other operating departments                                                    62                        55
  Non-operating departments                                                      27                        11
                                                                     --------------              ------------

       Total revenue                                                          4,957                     4,205

Operating expenses:
  Rooms                                                                       1,044                       833
  Food and beverage                                                             310                       261
  Telephone                                                                      25                        28
  Other                                                                          57                        68
                                                                     --------------              ------------

       Gross operating income                                                 3,521                     3,015

Unallocated expenses:
  General and administrative                                                    457                       400
  Marketing                                                                     308                       286
  Property operations and energy                                                376                       344
  Property taxes, insurance and other                                           240                       242
  Depreciation                                                                  420                       437
                                                                     --------------              ------------

       Operating income                                                       1,720                     1,306

Allocation of consolidated income taxes                                        (670 )                    (509 )
                                                                     --------------              ------------

Net income                                                                   $1,050                    $  797
                                                                     ==============              ============

The accompanying note is an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Statements of Cash Flows
For the Six Months Periods Ended June 30,
2000 and 2001
(in thousands)


                                                                           6/30/01                     6/30/00
                                                                        --------------              -------------
Cash flows from operating activities:
  Net income                                                                    $1,050                    $   797
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                                420                        437
       Change in working capital components:
        Accounts receivable                                                        212                        (47 )
        Prepaid expenses and other                                                 243                        (51 )
        Accounts payable and accrued expenses                                     (774 )                       27
                                                                        --------------              -------------

Net cash provided by operating activities                                        1,151                      1,163

Cash flows from investing activities:
  Capital expenditures                                                             (37 )                      (14 )
  Other assets                                                                     150                         25
                                                                        --------------              -------------

Net cash used in investing activities                                              113                         11

Cash flows from financing activities:
  Distributions                                                                 (1,346 )                   (1,143 )
                                                                        --------------              -------------

Net cash used in financing activities                                           (1,346 )                   (1,143 )
                                                                        --------------              -------------

(Decrease) Increase in cash and equivalents                                        (82 )                       31
Cash and equivalents at beginning of year                                          162                        107
                                                                        --------------              -------------

Cash and equivalents at end of period                                        $      80                    $   138
                                                                        ==============              =============

The accompanying note is an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Unaudited Note To Financial Statements
June 30, 2001


1.       General


The statements presented herein have been prepared in accordance with the accounting policies described in the Hilton Suites Auburn Hills 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HILTON SUITES AUBURN HILLS
An Operating Unit of Hilton
Suites, Inc.


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                52

Balance Sheets as of December 31, 1999 and 2000                                         53

Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000           54

Statements of Divisional Equity for the Years Ended December 31, 1998, 1999 and 2000    55

Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000           56

Notes to Financial Statements                                                           57


REPORT OF INDEPENDENT PUBLIC
ACCOUNTANTS



To Hilton Suites, Inc.:

We have audited the accompanying balance sheets of Hilton Suites Auburn Hills, an operating unit of Hilton Suites, Inc. (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hilton Suites Auburn Hills as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/  ARTHUR ANDERSEN LLP

Los Angeles, California
August 30, 2001

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                 1999                    2000
                                                                             -------------           ------------
Current assets:
   Cash and equivalents                                                             $ 162                  $ 107
   Accounts receivable, net of allowance for doubtful accounts of
     $118 and $55 for 1999 and 2000, respectively                                     745                    296
   Prepaid expenses and other                                                         256                    138
                                                                             -------------           ------------

       Total current assets                                                         1,163                    541

Property and equipment:
   Land                                                                             2,064                  2,064
   Building                                                                        17,605                 17,658
   Furniture and equipment                                                          2,276                  2,783
                                                                             -------------           ------------

                                                                                   21,945                 22,505
   Less: accumulated depreciation                                                  (4,361  )              (5,187  )
                                                                             -------------           ------------

   Net property and equipment                                                      17,584                 17,318

Other assets                                                                           44                     58
                                                                             -------------           ------------

   Total assets                                                                   $18,791                $17,917
                                                                             =============           ============

                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                         $   1,096              $     408
                                                                             -------------           ------------
       Total current liabilities                                                     1,096                    408

Commitments and contingencies

Divisional equity                                                                   17,695                 17,509
                                                                             -------------           ------------
           Total liabilities and divisional equity                                $ 18,791                $17,917
                                                                             =============           ============


The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Operations
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                    1998                    1999                   2000
                                                 -------------            -----------            ------------
Revenue:
  Rooms                                               $7,633                 $8,241                  $8,556
  Food and beverage                                      668                    833                     755
  Telephone                                              305                    319                     288
  Other operating departments                            135                    136                     123
  Non-operating departments                               39                     41                      37
                                                -------------            -----------            ------------

       Total revenue                                   8,780                  9,570                   9,759

Operating expenses:
  Rooms                                                1,702                  1,797                   2,101
  Food and beverage                                      563                    677                     610
  Telephone                                               75                     88                      50
  Other                                                  135                    126                     110
                                                -------------            -----------            ------------

       Gross operating income                          6,305                  6,882                   6,888

Unallocated expenses:
  General and administrative                             914                  1,068                     947
  Marketing                                              511                    605                     637
  Property operations and energy                         732                    741                     847
  Property taxes, insurance and other                    336                    421                     364
  Depreciation                                           939                    688                     829
                                                -------------            -----------            ------------

       Operating income                                2,873                  3,359                   3,264

Allocation of consolidated income taxes               (1,121 )               (1,310 )                (1,273 )
                                                -------------            -----------            ------------

Net income                                            $1,752                 $2,049                  $1,991
                                                =============            ===========            ============


The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Divisional Equity
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)


Balance, December 31, 1997                           $17,517

   Distributions                                      (2,085 )
   Net income                                          1,752
                                              --------------

Balance, December 31, 1998                            17,184

   Distributions                                      (1,538 )
   Net income                                          2,049
                                              --------------

Balance, December 31, 1999                            17,695

   Distributions                                      (2,177 )
   Net income                                          1,991
                                              --------------

Balance, December 31, 2000                           $17,509
                                              ==============

The accompanying notes are an integral part of these financial statements.

Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Statements of Cash Flows
For the Years Ended December 31, 1998, 1999 and 2000
(in thousands)

                                                               1998                      1999                    2000
                                                         ---------------            -------------            ------------
Cash flows from operating activities:
  Net income                                                      $1,752                   $2,049                  $1,991
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                  939                      688                     829
       Change in working capital components:
        Accounts receivable                                          (81 )                   (429 )                   449
        Prepaid expenses and other                                   (38 )                   (130 )                   118
        Accounts payable and accrued expenses                          2                      568                    (688 )
                                                         ---------------            -------------            ------------

Net cash provided by operating activities                          2,574                    2,746                   2,699

Cash flows from investing activities:
  Capital expenditures                                              (588 )                 (1,196 )                  (563 )
  Other assets                                                         6                        8                     (14 )
                                                         ---------------            -------------            ------------

Net cash used in investing activities                               (582 )                (1,188)                    (577 )

Cash flows from financing activities:
  Distributions                                                   (2,085 )                 (1,538 )                (2,177 )
                                                         ---------------            -------------            ------------

Net cash used in financing activities                             (2,085 )                 (1,538 )                (2,177 )
                                                         ---------------            -------------            ------------

(Decrease) Increase in cash and equivalents                          (93 )                     20                     (55 )
Cash and equivalents at beginning of year                            235                      142                     162
                                                         ---------------            -------------            ------------

Cash and equivalents at end of year                               $  142                  $   162                 $   107
                                                         ===============            =============            ============

The accompanying notes are an integral part of these financial statements.


Hilton Suites Auburn Hills
An Operating Unit of Hilton Suites, Inc.

Notes To Financial Statements
December 31, 2000


1.       Organization

Hilton Suites Auburn Hills (the "Hotel") was opened on March 21, 1989, and is owned and operated by Hilton Suites, Inc., a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton"). The Hotel consists of 224 suites located in Auburn Hills, Michigan.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Property and Equipment

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         The Hotel is included in the consolidated Federal income tax return of Hilton, as well as the state income tax returns where applicable income tax returns of Hilton are filed. Income taxes have been computed using the statutory rate estimated to be paid by Hilton for the Hotel's share of taxable income. In addition, the income tax effects of temporary differences between financial and income tax reporting, primarily relating to fixed assets, are assumed by Hilton.


3.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                              1999                       2000
                                                        ---------------              -------------
         Accrued compensation and benefits                     $   149                       $198
         Accrued room occupancy tax                                 39                         58
         Deposits                                                  227                         33
         Other accrued expenses                                    681                        119
                                                        ---------------              -------------

                                                                $1,096                       $408
                                                        ===============              =============


4.       Commitments and Contingencies

The Hotel is involved in certain litigation incurred in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Hotel's financial position or results of operations.


5.       Related-Party Transactions

The Hotel pays no management fees to Hilton. The Hotel purchases certain equipment and furniture from companies affiliated with Hilton. In addition, Hilton allocates to the Hotel certain payroll costs and costs for certain group services, including accounting, advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under Hilton's self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton hotel properties. Hilton billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $320,000, $288,000 and $281,000 in 1998, 1999 and 2000, respectively. All payables to Hilton for these services are recorded through divisional equity.

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the properties and Hilton may be modified from those followed in these financial statements.

EMBASSY SUITES PORTLAND DOWNTOWN
An Operating Unit of Promus Hotels, Inc.

Financial Statements
As of June 30, 2001


                                TABLE OF CONTENTS


Unaudited Balance Sheets as of December 31, 2000 and June 30, 2001                                      60

Unaudited Statements of Operations for the Six Month Periods Ended June 30, 2000 and 2001               61


Unaudited Statements of Cash Flows for the Six Month Periods Ended June 30, 2000
    and 2001                                                                                            62

Note to Financial Statements                                                                            63

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Balance Sheets
As of December 31, 2000 and June 30, 2001
(in thousands)

                                     Assets

                                                                                    12/31/00                  6/30/01
                                                                                 --------------            -------------
Current assets:
   Cash and equivalents                                                               $     178                $     136
   Accounts receivable, net of allowance for doubtful accounts of
    $9 and $3 for 2000 and 2001                                                             754                      681
   Current portion of note receivable                                                        26                       26
   Inventory                                                                                 94                      159
   Prepaid expenses and other                                                                41                       12
                                                                                 --------------            -------------

       Total current assets                                                               1,093                    1,014

Property and equipment:
    Land                                                                                  1,345                    1,345
    Building                                                                             33,125                   33,962
    Furniture and equipment                                                               7,176                    6,473
                                                                                 --------------            -------------

                                                                                         41,646                   41,780
    Less: accumulated depreciation                                                       (2,488 )                 (3,676 )
                                                                                 --------------            -------------

       Net property and equipment                                                        39,158                   38,104
                                                                                 --------------            -------------


Note receivable                                                                              65                       52
                                                                                 --------------            -------------

          Total assets                                                                  $40,316                  $39,170
                                                                                 ==============            =============

                        Liabilities and Divisional Equity

Current liabilities:
   Accounts payable and accrued expenses                                              $  2,217                 $  2,186
                                                                                  -------------            -------------

       Total current liabilities                                                         2,217                    2,186

Commitments and contingencies

Divisional equity                                                                       38,099                   36,984
                                                                                  -------------            -------------

          Total liabilities and divisional equity                                      $40,316                  $39,170
                                                                                  =============            =============


The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Statements of Operations
For the Six Month Periods Ended June 30, 2000 and 2001
(in thousands)

                                                                             6/30/00                   6/30/01
                                                                         ---------------           --------------
Revenue:
  Rooms                                                                         $ 4,615                  $ 4,337
  Food and beverage                                                               1,250                    1,114
  Telephone                                                                         143                      113
  Other operating departments                                                       543                      508
  Non-operating departments                                                         222                      207
                                                                         ---------------           --------------

       Total revenue                                                              6,773                    6,279

Operating expenses:
  Rooms                                                                           1,102                      986
  Food and beverage                                                               1,308                      967
  Telephone                                                                          39                       32
  Other                                                                             236                      446
                                                                         ---------------           --------------

       Gross operating income                                                     4,088                    3,848

Unallocated expenses:
  General and administrative                                                        451                      402
  Marketing                                                                         504                      483
  Property operations and energy                                                    418                      399
  Property taxes, insurance and other                                               159                      118
  Depreciation                                                                    1,158                    1,188
  Management and franchise fees to Hilton                                           388                      397
                                                                         ---------------           --------------

       Operating income                                                           1,010                      861

Other income:
  Interest income                                                                     6                        6
                                                                         ---------------           --------------

  Net income before allocation of
     Consolidated income taxes                                                    1,016                      867
Allocation of consolidated income taxes                                            (396  )                  (338  )
                                                                         ---------------           --------------

Net income                                                                        $ 620                $     529
                                                                         ===============           ==============


The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Statements of Cash Flows
For the Six Month Periods Ended June 30,2000 and 2001
(in thousands)

                                                                         6/30/00                    6/30/01
                                                                      -------------              -------------
Cash flows from operating activities:
Net income                                                                    $ 620                  $     529
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                                             1,158                      1,188
     Change in working capital components:
      Accounts receivable                                                      (172 )                       73
      Inventory                                                                   3                        (65 )
      Prepaid expenses and other                                                 72                         29
      Accounts payable and accrued expenses                                    (352 )                      (31 )
                                                                      -------------              -------------

Net cash provided by operating activities                                     1,329                      1,723

Cash flows from investing activities:
  Capital expenditures                                                         (194 )                     (134 )
  Proceeds from note receivable                                                   6                         13
                                                                      -------------              -------------

Net cash used in investing activities                                          (188 )                     (121 )

Cash flows from financing activities:
  Distributions                                                              (1,249 )                   (1,644 )
                                                                      -------------              -------------

Net cash used in financing activities                                        (1,249 )                   (1,644 )
                                                                      -------------              -------------

Decrease in cash and equivalents                                               (108 )                      (42 )
Cash and equivalents at beginning of year                                       314                        178
                                                                      -------------              -------------

Cash and equivalents at end of period                                         $ 206                  $     136
                                                                      =============              =============

The accompanying note is an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Unaudited Note To Financial Statements
June 30, 2001


1.       General

The statements presented herein have been prepared in accordance with the accounting policies described in the Embassy Suites Portland Downtown 2000 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2000 and 2001 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

EMBASSY SUITES PORTLAND DOWNTOWN
An Operating Unit of Promus
Hotels, Inc.


Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants



                                TABLE OF CONTENTS

Audited Financial Statements

Report of Independent Public Accountants                                                65

Balance Sheets as of December 31, 1999 and 2000                                         66

Statements of Operations for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 67

Statements of Divisional Equity for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 68

Statements of Cash Flows for the Year Ended December 31, 1998 (Predecessor
Company), the Period January 1, 1999 through November 29, 1999 (Predecessor
Company), the Period November 30, 1999 through December 31, 1999 and the Year
Ended December 31, 2000                                                                 69

Notes to Financial Statements                                                           70

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Promus Hotels, Inc.:

We have audited the accompanying balance sheets of Embassy Suites Portland Downtown, an operating unit of Promus Hotels, Inc. (a Delaware corporation) as of December 31, 1999 and 2000, and the related statements of operations, divisional equity and cash flows for the year ended December 31, 1998 (Predecessor Company), the period from January 1, 1999 through November 29, 1999 (Predecessor Company), the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Embassy Suites Portland Downtown as of December 31, 1999 and 2000 and the results of its operations and its cash flows for the year ended December 31, 1998 (Predecessor Company), the period from January 1, 1999 through November 29, 1999 (Predecessor Company), the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP


Los Angeles, California
August 30, 2001

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Balance Sheets
As of December 31, 1999 and 2000
(in thousands)


                                     Assets

                                                                                   1999                     2000
                                                                             ---------------           --------------
Current assets:
   Cash and equivalents                                                           $     314                $     178
   Accounts receivable, net of allowance for doubtful accounts of
     $3 and $9 for 1999 and 2000, respectively                                          514                      754
   Current portion of note receivable                                                    16                       26
   Inventory                                                                             89                       94
   Prepaid expenses and other                                                            77                       41
                                                                             ---------------           --------------

       Total current assets                                                           1,010                    1,093

Property and equipment:
   Land                                                                               1,345                    1,345
   Building                                                                          33,014                   33,125
   Furniture and equipment                                                            6,660                    7,176
                                                                             ---------------           --------------

                                                                                     41,019                   41,646
   Less: accumulated depreciation                                                      (191  )                (2,488  )
                                                                             ---------------           --------------

       Net property and equipment                                                    40,828                   39,158

Note receivable                                                                          91                       65
                                                                             ---------------           --------------

           Total assets                                                             $41,929                  $40,316
                                                                             ===============           ==============


                        Liabilities and Divisional Equity


Current liabilities:
   Accounts payable and accrued expenses                                           $  2,603                 $  2,217
                                                                             ---------------           --------------

       Total current liabilities                                                      2,603                    2,217

Commitments and contingencies

Divisional equity                                                                    39,326                   38,099
                                                                             ---------------           --------------

           Total liabilities and divisional equity                                  $41,929                  $40,316
                                                                             ===============           ==============


The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Operations
For the Year Ended December 31, 1998, the Period from January 1, 1999 through
    November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
(in thousands)

                                                  Predecessor Company
                                       -------------------------------------------
                                                                January 1, 1999       November 30, 1999
                                            Year Ended              through                through              Year Ended
                                        December 31, 1998      November 29, 1999      December 31, 1999     December 31, 2000
                                       --------------------  ---------------------  ---------------------  --------------------
Revenue:
  Rooms                                           $ 7,978                $ 9,068                 $  664               $ 9,618
  Food and beverage                                 2,308                  2,349                    378                 2,656
  Telephone                                           366                    367                     25                   284
  Other operating departments                       1,067                  1,226                    100                 1,438
  Non-operating departments                           147                    154                     12                   140
                                       --------------------  ---------------------  ---------------------  --------------------

       Total revenue                               11,866                 13,164                  1,179                14,136

Operating expenses:
  Rooms                                             1,786                  2,056                    160                 2,227
  Food and beverage                                 1,897                  1,979                    238                 2,065
  Telephone                                            92                     93                      6                    77
  Other                                               895                  1,031                     96                 1,015
                                       --------------------  ---------------------  ---------------------  --------------------

       Gross operating income                       7,196                  8,005                    679                 8,752

Unallocated expenses:
  General and administrative                          795                    842                     83                   840
  Marketing                                           933                    943                    100                 1,043
  Property operations and energy                      804                    774                     63                   830
  Property taxes, insurance and other                 207                    252                     30                   307
  Depreciation                                      2,208                  2,051                    191                 2,297
  Management and franchise fees to
     affiliated companies                             674                    756                     59                   809
                                       --------------------  ---------------------  ---------------------  --------------------

       Operating income                             1,575                  2,387                    153                 2,626

Other income:
  Interest income                                     179                     12                      1                     8
                                       --------------------  ---------------------  ---------------------  --------------------

  Net income before allocation of
     consolidated income taxes                      1,754                  2,399                    154                 2,634

Allocation of consolidated income
    taxes                                            (684   )               (935   )                (60   )            (1,027  )
                                       --------------------  ---------------------  ---------------------  --------------------

Net income                                        $ 1,070                $ 1,464                   $ 94               $ 1,607
                                       ====================  =====================  =====================  ====================

The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Divisional Equity
For the Year Ended December 31, 1998, the Period from January 1, 1999 through
    November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
(in thousands)


Balance, December 31, 1997 (Predecessor Company)                     $44,801

   Distributions                                                      (2,706 )
   Net income                                                          1,070
                                                             ---------------

Balance, December 31, 1998 (Predecessor Company)                      43,165

   Distributions                                                      (3,082 )
   Net income                                                          1,464
                                                             ---------------

Balance, November 29, 1999 (Predecessor Company)                      41,547

   Net adjustments of recording assets and liabilities to
     fair value due to Hilton acquisition                             (2,156 )
   Distributions                                                        (159 )
   Net income                                                             94
                                                             ---------------

Balance, December 31, 1999                                            39,326

   Distributions                                                      (2,834 )
   Net income                                                          1,607
                                                             ---------------

Balance, December 31, 2000                                           $38,099
                                                             ===============

The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Statements of Cash Flows
Forthe Year Ended December 31, 1998, the Period from January 1, 1999 through
   November 29, 1999, the Period from November 30, 1999 through December 31, 1999 and the Year Ended December 31, 2000
(in thousands)

                                                    Predecessor Company
                                        -------------------------------------------
                                                                 January 1, 1999       November 30, 1999        Year Ended
                                            Year Ended               through                through            December 31,
                                         December 31, 1998      November 29, 1999      December 31, 1999           2000
                                        --------------------  ---------------------  ---------------------  -------------------
Cash flows from operating activities:
  Net income                                         $1,070                 $1,464                  $  94               $1,607
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
      Depreciation                                    2,208                  2,051                    191                2,297
      Change in working capital
        components:
          Accounts receivable                          (469 )                  (60 )                  231                 (240  )
          Inventory                                     (17 )                  (23 )                  (18 )                 (5  )
          Prepaid expenses and other                    (62 )                   72                    (71 )                 36
          Accounts payable and
           accrued expenses                             316                   (56)                     74                 (386  )
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash provided by operating
  activities                                          3,046                  3,448                                       3,309
                                                                                                      501

Cash flows from investing activities:
  Capital expenditures                                 (320 )                 (382 )                 (167 )               (627  )
  Proceeds from note receivable                          15                     21                      2                   16
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash used in investing activities                  (305 )                 (361 )                 (165 )               (611  )

Cash flows from financing activities:
  Distributions                                      (2,706 )               (3,082 )                 (159 )             (2,834  )
                                        --------------------  ---------------------  ---------------------  --------------------

Net cash used in financing activities                (2,706 )               (3,082 )                 (159 )             (2,834  )
                                        --------------------  ---------------------  ---------------------  --------------------

Increase (Decrease) in cash and
  equivalents                                            35                      5                    177                 (136  )

Cash and equivalents at beginning of
  year                                                                                                                     314
                                                         97                    132                    137
                                        --------------------  ---------------------  ---------------------  --------------------

Cash and equivalents at end of year                  $  132                $   137                   $314              $   178
                                        ====================  =====================  =====================  ====================



The accompanying notes are an integral part of these financial statements.

Embassy Suites Portland Downtown
An Operating Unit of Promus Hotels, Inc.

Notes To Financial Statements
December 31, 2000


1.       Organization

Embassy Suites Portland Downtown (the "Hotel") was opened in August 1997 and is owned and operated by Promus Hotels, Inc. The Hotel is located in Portland, Oregon and has 276 rooms.

On November 30, 1999, Hilton Hotels Corporation ("Hilton") purchased the Hotel through its acquisition of Promus Hotel Corporation ("Promus"). As a result of the acquisition, Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton. The acquisition of Promus by Hilton was accounted for as a purchase, and as such, the assets and liabilities of Promus were required to be restated to reflect the estimated fair value at the acquisition date. The assets and liabilities of the Hotel as presented in the accompanying financial statements were also required to be restated to reflect the estimated fair value at the acquisition date. At November 30, 1999, in accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," Hilton management made an allocation of the estimated fair value of the Hotel's assets and liabilities in the accompanying financial statements. As a result of this fair value allocation, net property and equipment of the Hotel was reduced by $2,156,000 as of this date.

Due to a lack of comparability, the accompanying financial statements have been presented in a format detailing the historical results of the Hotel prior to the Hilton acquisition, and include effects of the acquisition since November 30, 1999.


2.       Significant Accounting Policies

         Cash and Equivalents

         Cash and equivalents include investments with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable consists primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management's estimate of the expected collectibility of these trade receivables.

         Inventory

         Inventory primarily consists of food and beverage items and is valued at the lower of cost or estimated net realizable value.

         Property and Equipment

         Property and equipment are stated at cost (also see Note 1). Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings and four to eight years for building improvements and furniture and equipment.

         Valuation of Long-Lived Assets

         The carrying value of the Hotel's long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the statement of operations using a fair value based model.

         Revenue Recognition

         Revenue is generally recognized as services are performed.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes

         The Hotel is included in the consolidated Federal income tax return of Hilton or Promus, as applicable, as well as the state income tax returns where applicable income tax returns of Hilton or Promus are filed. Income taxes have been computed using the statutory rate estimated to be paid by Hilton or Promus for the Hotel's share of the taxable income. In addition, the income tax effects of temporary differences between financial and income tax reporting, primarily relating to fixed assets, are assumed by Hilton or Promus, as applicable.


3.       Note Receivable

On October 7, 1997, the Hotel issued a $140,000 note. This note has an effective interest rate of 10.5 percent. Monthly payments attributed to principal and interest of $3,000 commenced in August 1998 which will result in the note being fully repaid by July 1, 2003. The estimated fair value of the note receivable approximates the carrying value.


4.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 1999 and 2000 are as follows (in thousands):

                                                              1999                      2000
                                                       -----------------          ---------------
         Accrued compensation and benefits                       $  486                   $  272
         Accrued sales tax                                           53                      147
         Deposits                                                    93                      118
         Other accrued expenses                                   1,971                    1,680
                                                       -----------------          ---------------

                                                                 $2,603                   $2,217
                                                       =================          ===============

5.       Commitments and Contingencies

The Hotel is involved in certain litigation incurred in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Hotel's financial position or results of operations.


6.       Related-Party Transactions

The Hotel has entered into related party transactions with certain affiliated companies of Hilton or Promus. The Hotel pays management fees to certain affiliated companies equal to three percent of gross revenue, as defined. The Hotel also pays franchise fees to certain affiliated companies, equal to four percent of rooms revenue for the use of the Embassy Suites trademark.

The Hotel purchases certain equipment and furniture from certain affiliated companies. In addition, certain affiliated companies allocate to the Hotel certain payroll costs and costs for certain group services, including advertising, sales and promotion, reservations, retirement plan and insurance, including workers' compensation and public liability insurance, which is furnished to the Hotel under certain affiliated companies' self-insurance plans. The basis for determining such allocations to the Hotel is consistent with other Hilton or Promus hotel properties. Certain affiliated companies' billed costs represent reimbursement of actual or estimated costs incurred or funding to defray costs to be incurred with no significant element of profit. The total of such costs incurred and allocated to the Hotel approximated $394,000, $514,000, $48,000 and $674,000 in the year ended 1998, the period from January 1, 1999 through November 29, 1999, the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively. All payables for these services are recorded through divisional equity.

The financial statements of the Hotel are being prepared in conjunction with possible sale and financing transactions, potentially using the Hotel as collateral. As part of a financing agreement, certain existing contractual agreements between the Hotel and Hilton may be modified from those followed in these financial statements.


7.       Other Employee Benefit Plans

In addition to retirement costs that are allocated to the Hotel by certain affiliated companies with respect to employee investment and retirement plans (the costs of which are included in the amounts disclosed in Note 6), the Hotel is responsible for certain other employee benefits.

The Hotel's union employees participate in a multi-employer plan that provides health care and other welfare benefits to participants during their working lives and after retirement. Employer contributions are determined in accordance with the provisions of the negotiated contract and are based on the number of hours worked. The Hotel expensed approximately $135,000, $212,000, $20,000 and $245,000 in the year ended 1998, the period from January 1, 1999 through November 29, 1999, the period from November 30, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively, for contributions to the health and welfare trust fund.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                  CNL HOSPITALITY PROPERTIES, INC.


Dated:  September 25, 2001        By:       /s/ Robert A. Bourne
                                           ------------------------------------
                                           ROBERT A. BOURNE, President